UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011 (May 25, 2011)

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire		03054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of PC Connection, Inc. was held on May 25, 2011. At the Annual Meeting of Stockholders, the following proposals were considered:

(1)	The election of six directors to serve until the 2012 Annual Meeting of Stockholders;

(2)	The amendment of the Company’s Executive Bonus Plan to increase the maximum bonus award payable to a participating executive for any plan year from $1 million to $2 million; and

(3)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

The proposals were approved by the following votes:

Proposal #1:	For	Withheld		Broker Non-Vote
Election of Patricia Gallup	21,291,365	3,362,185		1,496,203
Election of David Hall	21,290,144	3,363,406		1,496,203
Election of Joseph Baute	24,360,783	292,767		1,496,203
Election of David Beffa-Negrini	21,461,680	3,191,870		1,496,203
Election of Barbara Duckett	24,362,233	291,317		1,496,203
Election of Donald Weatherson	24,356,283	297,267		1,496,203

Proposal #2:	For	Against	Abstain	Broker Non-Vote
Amendment of the Executive Bonus Plan to increase the maximum bonus award payable to a participating executive for any plan year from $1 million to $2 million.	24,198,924	447,841	6,785	1,496,203

Proposal #3:	For	Against	Abstain	Broker Non-Vote
Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.	26,074,324	62,413	13,016	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date: May 31, 2011	By:	/s/ JACK FERGUSON
Jack Ferguson
Executive Vice President, Treasurer, and Chief Financial Officer